UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2020

Albertsons Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-205546	47-4376911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 20, 2020, Albertsons Companies, Inc., a Delaware corporation (the “Company”), entered into an investment agreement (the “Investment Agreement”) with certain investors (collectively the “Investors”) led by funds managed, advised or controlled by affiliates of Apollo Global Management, Inc. (“Apollo”), relating to the issuance and sale of an aggregate of $1,750,000,000 liquidation preference of convertible preferred stock with an initial dividend rate of 6.75%. Of the preferred stock to be issued and sold, (i) an aggregate of 1,460,000 shares will be 6.75% Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), and (ii) an aggregate of 290,000 shares will be 6.75% Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” and together with the Series A-1 Preferred Stock, “Preferred Shares”). The Preferred Shares will be convertible into common stock based on an initial conversion price of $35.68 per share. Based on the 280,230,931 shares of common stock outstanding as of May 20, 2020, if the Investors converted all $1,750,000,000 of the aggregate liquidation preference of the Preferred Shares, the Investors would hold 17.5% of outstanding common stock. The Preferred Shares will also have certain voting rights and will be subject to, commencing on the third anniversary of the date of the closing of a Qualified IPO (as defined below), subject to certain limitations, mandatory conversion if the trading price of the Company’s common stock has equaled or exceeded $42.47 per share (a 19% premium to the conversion price). The Preferred Shares will be subject to redemption at the option of the Company following the sixth anniversary of the Closing Date (as defined below) and under certain other circumstances, as described below.

In addition, on May 20, 2020, ACI Real Estate Company LLC, a Delaware limited liability company, that is a subsidiary of Safeway, Inc. (“Safeway”) and an indirect subsidiary of the Company (“RE LLC”), and AL RE Investor Holdings, LLC, a Delaware limited liability company (“RE Investor”), entered into a real estate agreement (the “Real Estate Agreement”), pursuant to which RE Investor will purchase the right, upon certain specified triggering events and to the extent that any Preferred Shares then remain outstanding, to exchange all of the outstanding Preferred Shares for equity interests in certain newly-formed subsidiaries of RE LLC (such subsidiaries, the “SPEs”) or the real property assets (“Real Estate Assets”) held by the SPEs (such right to exchange, the “Investor Exchange Right”). The triggering events are the occurrence of any of the following: (i) the seventh anniversary of the Closing Date, so long as any Preferred Shares are outstanding, (ii) the fourth anniversary of an initial public offering, so long as a Fundamental Change (as defined in the Certificate of Designations (as defined below), but which includes, among others, certain changes of control and, following a Qualified IPO, a delisting of the Company’s common stock) occurs and the related Fundamental Change Stock Price (as defined in the Certificate of Designations) is less than the conversion price, (iii) a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the Company’s credit rating by both Rating Agencies (as defined in the Real Estate Agreement), as a result of which the Company’s credit rating is B- (or Moody’s equivalent) or lower, (iv) the failure of the Company to pay a dividend on the Preferred Shares, which failure continues for 30 days after such dividend’s due date or (v) a Bankruptcy Filing (as defined in the Real Estate Agreement).

The aggregate purchase price to be paid by the Investors under the Investment Agreement and RE Investor under the Real Estate Agreement will be $1,680,000,000. The Company intends to use the net proceeds from the issuance and sale of the Preferred Shares, together with cash on hand, to repurchase 49,040,413 shares of its outstanding common stock from certain of its existing stockholders at a price of $34.26 per share.

Series A-1 Preferred Stock

The Series A-1 Preferred Stock will be issued pursuant to and have the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions, set forth in the form of certificate of designations of the 6.75% Series A-1 Preferred Stock of the Company (the “Series A-1 Certificate of Designations”). Capitalized terms used without definition under this heading “Series A-1 Preferred Stock” and elsewhere will have the meanings given to such terms under the Series A-1 Certificate of Designations.

Seniority and Liquidation Preference

The Series A-1 Preferred Stock, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Company, will rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Company’s existing and future indebtedness and other liabilities. The Series A-1 Preferred Stock will have a liquidation preference equal to the greater of (x) the Fixed Liquidation Preference per share of the Series A-1 Preferred Stock, initially $1,000 per share, which may be increased in the event of a PIK dividend as described below, and (y) the amount such Holder would be entitled to receive on an as-converted to Class A-1 Common Stock basis if such Holder elected to convert its Series A-1 Preferred Stock, as described below, on the date of such liquidation, winding-up or dissolution, plus an amount equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Company legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

Dividends

Holders of the Series A-1 Preferred Stock will be entitled to a quarterly dividend at the rate of (a) a rate per annum of 6.75% of the Fixed Liquidation Preference per share of the Series A-1 Preferred Stock or (b) if an initial public offering that generates gross cash proceeds to the Company and/or selling stockholders of at least $1,000,000,000 in the aggregate (“Qualified IPO”) has not been consummated prior to the date that is 18 months following the Closing Date, a rate per annum of 8.75% of the Fixed Liquidation Preference per share of the Series A-1 Preferred Stock for so long as a Qualified IPO has not been consummated. In the event that the Company does not declare and pay any dividends in cash, the Company may instead, only for two quarters, pay such dividends by increasing the Fixed Liquidation Preference of the Series A-1 Preferred Stock at a rate equal to the applicable cash dividend rate plus 2.25% on such Dividend Payment Date. In addition, Holders of the Series A-1 Preferred Stock will participate in cash dividends that the Company pays on its common stock to the extent that such dividends exceed $206,250,000 (or, based on the 280,230,931 shares of common stock outstanding as of May 20, 2020, approximately $0.74 per share, which is approximately 2% of the initial conversion price).

Conversion

The Series A-1 Preferred Stock will be convertible at the option of the holders thereof at any time into shares of Class A-1 Common Stock (which are identical to the Class A Common Stock, except that the Class A-1 Common Stock does not include voting rights) at an initial conversion price of $35.68 per share and an initial conversion rate of 28.023 shares of Class A-1 Common Stock per share of Series A-1 Preferred Stock, subject to certain anti-dilution adjustments. At any time after the third anniversary of the date of the closing of a Qualified IPO, if the last reported sale price of the Class A Common Stock has equaled or exceeded $42.47 per share (a 19% premium to the conversion price), as may be adjusted pursuant to the Series A-1 Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, the Company shall have the right to require the Holders to convert all, or any portion, of the outstanding Series A-1 Preferred Stock into the relevant number of shares of Class A-1 Common Stock; provided that the Company will not be permitted to effect a mandatory conversion with respect to more than one-third of the aggregate outstanding shares, as of the date of the first Mandatory Conversion Notice Date, of Series A-1 Preferred Stock and Series A Preferred Stock in any 12 month period unless the last reported sale price of the Class A Common Stock has equaled or exceeded $48.53 (a 36% premium to the conversion price), as may be adjusted pursuant to the Series A-1 Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days. When permitted under the relevant antitrust restrictions, shares of the Series A-1 Preferred Stock will convert on a one-for-one basis to shares of voting Series A Preferred Stock.

Voting Rights

Holders of the Series A-1 Preferred Stock will have no voting rights except that the Company will not, without the affirmative vote or consent of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock and the Series A Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, among other things, amend the Company’s organizational documents that have an adverse effect on the Series A-1 Preferred Stock, authorize or issue securities that are senior to, or equal in priority with, the Series A-1 Preferred Stock, redeem any shares of capital stock or any securities convertible into, exercisable for or exchangeable into capital stock unless such redemption right is offered to all holders of the same class (including the holders of the Series A-1 Preferred Stock and the Series A Preferred Stock on an as converted basis) and, until the Company completes a Qualified IPO, incur indebtedness or permit any of its subsidiaries to incur any indebtedness if, subject to certain exceptions, on a pro forma basis, the Total Leverage Ratio would exceed 3.5 to 1.0.

Redemption

At any time following the sixth anniversary of the Closing Date, the Company may redeem all, but not less than all, of the Series A-1 Preferred Stock then outstanding at a redemption price equal to the product of (x) the Fixed Liquidation Preference of the Series A-1 Preferred Stock then outstanding and (y) 105%, plus accrued and unpaid dividends to, but not including, the date of redemption. In the event that the Company receives a notice of an intention to exchange the shares of Series A-1 Preferred Stock for equity interests in certain subsidiaries of the Company pursuant to the Real Estate Agreement, the Company will have the right to redeem all, but not less than all, of the Series A-1 Preferred Stock then outstanding at a redemption price equal to the product of (x) the aggregate Fixed Liquidation Preference of the Series A-1 Preferred Stock of such Holder then outstanding and (y) 110%, plus accrued and unpaid dividends to, but not including, the date of redemption.

Fundamental Change

Upon certain Fundamental Change events involving the Company, each holder of the Series A-1 Preferred Stock will be entitled to elect to:

(1) convert its shares of Series A-1 Preferred Stock into Class A-1 Common Stock as described under “Conversion” above and also receive:

(x) shares of Class A-1 Common Stock with a value equal to the dividends scheduled to accrue through the fourth anniversary of a Qualified IPO if the share price in connection with such Fundamental Change is less than 140% of the conversion price, or

(y) shares of Class A-1 Common Stock with a value equal to the dividends scheduled to accrue through the third anniversary of a Qualified IPO if the share price in connection with such Fundamental Change Stock Price is greater than or equal to 140% and less than 160% of the conversion price, or

(z) zero otherwise;

(2) if the share price in connection with such Fundamental Change is less than the conversion price and such Fundamental Change occurs before the fourth anniversary of a Qualified IPO, receive:

(x) shares of Class A-1 Common Stock with a value equal to 105% of the Fixed Liquidation Preference of such shares of Series A-1 Preferred Stock plus accrued and unpaid dividends, plus

(y) shares of Class A-1 Common Stock with a value equal to dividends through the fourth anniversary of the Qualified IPO; or

(3) if the share price in connection with such Fundamental Change is less than the conversion price and such Fundamental Change occurs on or following the fourth anniversary of a Qualified IPO:

(x) exercise the Investor Exchange Right pursuant to the Real Estate Agreement, or

(y) convert its shares of Series A-1 Preferred Stock into Class A-1 Common Stock and receive shares with a value equal to 105% of the liquidation preference plus accrued and unpaid dividends.

Series A Preferred Stock

The Series A Preferred Stock will be issued pursuant to and have the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions, set forth in the form of certificate of designations of the 6.75% Series A Preferred Stock of the Company (the “Series A Certificate of Designations” and together with the Series A-1 Certificate of Designations, the “Certificate of Designations”). The terms of the Series A Preferred Stock are substantially identical to the terms of the Series A-1 Preferred Stock, except that the Series A Preferred Stock will vote together with the Class A Common Stock on an as-converted basis.

Investment Agreement

Pursuant to the Investment Agreement, the Company will issue and sell the Preferred Shares for an aggregate purchase price of $1,651,800,000. The closing of the transactions contemplated by the Investment Agreement is conditioned upon certain customary closing conditions, and will not occur prior to June 4, 2020 unless otherwise agreed by the Company and certain of the Investors (the “Closing” and such date the “Closing Date”).

Director Designation Rights

Initially the Investors affiliated with Apollo (the “Apollo Investors”) and the Investors affiliated with HPS Investment Partners, LLC (the “HPS Investors”) will each have the right to designate one non-voting observer to the board of directors of the Company (the “Board”) so long as such Investors and their affiliates hold at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the shares of common stock issuable pursuant to the Preferred Shares (the “Conversion Shares”)). From and after such time as (i) it is lawful under Section 8 of the Clayton Antitrust Act of 1914 for the Apollo Investors or the HPS Investors, as applicable, to designate a director to the Board and (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the acquisition of voting securities of the Company expires or is terminated with respect to such Investors, and so long as such Investors and their affiliates hold at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the Conversion Shares), the Apollo Investors or the HPS Investors, as applicable, will each have the right to designate one director to the Board rather than an observer.

IPO Demand Right

Initially the Apollo Investors and, if the Apollo Investors and the HPS Investors, collectively, cease to hold a majority of the Preferred Shares (or Conversion Shares), Investors holding at least two-thirds of the Preferred Shares (or Conversion Shares), may, at any time on or following the third anniversary of the Investment Agreement demand that the Company file with the Securities and Exchange Commission a Registration Statement on Form S-1 in connection with a Qualified IPO and to seek a listing of the shares of the Company’s common stock on a national securities exchange in the United States. The Company must use its commercially reasonable efforts to file such Registration Statement at the earliest practicable date, but in any event not later than 120 days after such demand.

Transfer Restrictions

The Investors will not be able to transfer the Conversion Shares, other than to affiliated entities or in connection with a Fundamental Change, prior to the 18 month anniversary of the Closing Date. Prior to the seven month anniversary of the Closing Date, the Investors have the right to transfer the Preferred Shares only to their affiliated entities, another Investor or its affiliated entities (with any transferee thereof bound by same transferability/lock-up provisions hereof). Following the seven month anniversary of the Closing Date until the 18 month anniversary of the Closing Date, the Investors, and their respective affiliated entities, are required to collectively continue to hold greater than 50% of the Preferred Shares (or Conversion Shares). The Investors will also be subject to certain restrictions on hedging activities.

Registration Rights Agreement

Pursuant to the Investment Agreement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Company’s pre-issuance stockholders (the “Pre-Issuance Stockholders”) and the Investors (together with the Pre-Issuance Stockholders, the “Holders”). Pursuant to the Registration Rights Agreement, the Company will grant the Holders certain registration rights with respect to the registrable securities. These rights include certain demand registration rights for the Company’s Pre-Issuance Stockholders and “piggyback” registration rights for all Holders. Additionally, the Company is required to use its reasonable best efforts to file and maintain an effective shelf registration as permitted by Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) for all registrable securities held by the Investors by no later than the later of (i) seven and one-half months after the consummation of an initial public offering and (ii) 18 months after the Closing Date (the “Investor Shelf Registration Statement”). The registration rights only apply to registrable securities, and shares of the Company’s common stock cease to be registrable securities under certain conditions including (i) they are sold pursuant to an effective registration statement, (ii) they are sold pursuant to Rule 144 under the Securities Act, or (iii) they are eligible to be resold without regard to the volume or public information requirements of Rule 144. The registration rights are subject to certain delay, suspension and cutback provisions.

The Registration Rights Agreement includes customary indemnification and contribution provisions. All fees, costs and expenses related to registrations generally will be borne by the Company, other than underwriting discounts and commissions attributable to the sale of registrable securities.

The Holders may be required to deliver lock-up agreements to underwriters in connection with registered offerings of shares.

Demand Registration Rights for Non-Shelf Registered Offerings Granted to Pre-Issuance Stockholders

The Registration Rights Agreement will grant the Pre-Issuance Stockholders certain demand registration rights. Until the Company is eligible to file a registration statement on Form S-3, the Pre-Issuance Stockholders will be limited to a single demand right for an underwritten offering pursuant to a registration statement on Form S-1. Such registration statement would be required to include at least 5% of the total number of shares of the common stock outstanding immediately prior to an initial public offering (“pre-IPO common stock”) or all of the remaining registrable securities of the demanding holder, and such request will require the consent of the holders of at least a majority of the outstanding registrable securities.

Shelf Registration Rights Granted to Pre-Issuance Stockholders

When the Company becomes eligible to file a registration statement on Form S-3, the Registration Rights Agreement will grant the Pre-Issuance Stockholders certain rights to demand that the Company file a shelf registration statement covering any registrable securities that Pre-Issuance Stockholders are permitted to sell pursuant to the lock-up agreements with the Company described below or any other lock-up restrictions. The number of shares covered by the shelf registration statement may also be reduced by the Company based on any advice of any potential underwriters, after consultation with the Company, to limit such number of shares.

Demand Registration Rights for Shelf Takedowns Granted to Pre-Issuance Stockholders

The Registration Rights Agreement will grant the Pre-Issuance Stockholders certain rights to demand takedowns from a shelf registration statement. For underwritten offerings pursuant to the Registration Rights Agreement (which may include the offering on Form S-1 described above), any such takedown demand would be required to include at least 5% of the pre-IPO common stock or all of the remaining registrable securities of the demanding holder. Pre-Issuance Stockholders lose their remaining demand registration rights when they cease to beneficially own at least 5% of the Company’s common stock. Further, the Company is not required to effect more than one demand registration in any 30-day period (with such 30-day period commencing on the closing date of any underwritten offering pursuant to a preceding demand registration).

The Investor Shelf Registration Statement

The Registration Rights Agreement provides that the Company must use its reasonable best efforts to file and maintain effective the Investor Shelf Registration Statement for all registrable securities held by the Investors by no later than the later of (i) seven and one-half months after the consummation of an initial public offering and (ii) 18 months after the Closing Date. The Investors shall have the right, at any time and from time to time, to demand takedowns from the Investor Shelf Registration Statement, provided that such takedown demand would be required to include at least 5% of the pre-IPO common stock or all of the remaining registrable securities of the demanding Investor. Such takedown may be for an underwritten marketed offering, non-marketed or underwritten offering or for a block trade or overnight transaction.

“Piggyback” Registration Rights

The Registration Rights Agreement will grant all Holders “piggyback” registration rights. If the Company registers any of its shares of common stock, either for its own account or for the account of other stockholders, including an exercise of demand rights, all Holders will be entitled, subject to certain exceptions, to include its shares of common stock in the registration. To the extent that the managing underwriters in an offering advise that the number of shares proposed to be included in the offering exceeds the amount that can be sold without adversely affecting the distribution, the number of shares included in the offering will be limited as follows:

•	in the case of an offering pursuant to a demand by a Pre-Issuance Stockholder under the Registration Rights Agreement, (1) the Pre-Issuance Stockholders that are parties to the Registration Rights Agreement will have first priority to include their registrable securities, (2) the Investors will have second priority to include their registrable securities, (3) the Company will have third priority to the extent that the Company elects to sell any shares for its own account and (4) any other holders with registration rights will have fourth priority;

•	in the case of an offering pursuant to a demand by an Investor to takedown shares from the Investor Shelf Registration Statement under the Registration Rights Agreement, (1) the Investors will have first priority to include their registrable securities, (2) the Pre-Issuance Stockholders that are parties to the Registration Rights Agreement will have second priority to include their registrable securities, (3) the Company will have third priority to the extent that the Company elects to sell any shares for its own account and (4) any other holders with registration rights will have fourth priority;

•	in the case of any offering not pursuant to a demand by a Pre-Issuance Stockholder or Investor under the Registration Rights Agreement, (1) the Company will have first priority to the extent that the Company elects to sell any shares for its own account, (2) the Holders will have second priority to include their registrable securities on a pro rata basis as among the Holders and (3) any other holders with registration rights will have third priority.

Underwriter Lock-ups

Notwithstanding the registration rights described above, if there is an offering of the Company’s common stock, the Company, the Company’s directors and executive officers and certain of the Holders will agree to deliver lock-up agreements to the underwriters of such offering to restrict transfers of their common stock. The restrictions will apply for up to 90 days in connection with or prior to the second underwritten offering demanded pursuant to the Registration Rights Agreement and up to 45 days in connection with any offering thereafter.

Suspension Periods

The Company may postpone the filing or the effectiveness of a demand registration, including an underwritten shelf takedown (whether demanded by a Pre-Issuance Stockholder or an Investor from the Investor Shelf Registration Statement), if, based on the Company’s good faith judgment, upon consultation with outside counsel, such filing, the effectiveness of a demand registration, or the consummation of an underwritten shelf takedown, as the case may be, would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its subsidiaries or (ii) require disclosure of material information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which the Company, after consultation with outside counsel, believes would be detrimental to the Company; provided that the Company will not be permitted to impose any such blackout period more than two times in any 12 month period and provided, further, that any such delay will not be more than an aggregate of 120 days in any 12 month period.

Real Estate Agreement

The closing of the transactions contemplated by the Real Estate Agreement will occur on the Closing Date. At the Closing, RE Investor will pay a purchase price of $28,200,000 to acquire the Investor Exchange Right.

Reorganization

Prior to the Closing, the Company and its subsidiaries will be required to undergo a real estate reorganization. As a result of such reorganization, the SPEs will own, as of the Closing, Real Estate Assets, consisting of approximately 240 fee owned store properties which have an appraised value (based on appraisals obtained prior to the signing date) of no less than 165% of the initial Fixed Liquidation Preference (as defined in the applicable Certificate of Designations) of the Preferred Shares as of the Closing Date (approximately $2,887,500,000). To the extent that the Real Estate Assets have an appraised value of less than 165% of the initial Fixed Liquidation Preference of the Preferred Shares as of the Closing Date, then RE LLC will deposit into escrow at the Closing such amount of cash as shall be necessary to make up any shortfall (the “Cash Escrow Amount”), with such cash valued at 150%. The cash amount to be deposited is estimated to be approximately $36,500,000.

As part of the reorganization, (i) certain subsidiaries of the Company will distribute Real Estate Assets to the Company and (ii) Safeway and certain of its subsidiaries will contribute Real Estate Assets to Safeway Realty LLC, a newly formed subsidiary of Safeway (“Safeway Realty”). The Company and Safeway Realty will then contribute all such Real Estate Assets to ACI Real Estate Holding I Company LLC (“RE Holdings I”) in exchange for non-voting Class B Units of RE Holdings I. RE Holdings I will then contribute the Real Estate Assets to its wholly-owned subsidiary ACI Real Estate Holding II Company LLC (“RE Holdings II”). RE Holdings II will then contribute the Real Estate Assets to its wholly owned subsidiary RE LLC for further contribution to the SPEs. Each SPE will own between two and seven fee owned store properties.

Lease and Operating Agreements

Each SPE, as landlord, will enter into a lease with RE LLC, as tenant (each an “SPE Lease Agreement”), with respect to the Real Estate Assets held by such SPE. RE LLC, as sublandlord, will then sublease all of the Real Estate Assets (the “Real Estate Portfolio”) to certain subsidiaries of the Company, as subtenants (collectively, “Tenant”), pursuant to a single unitary master sublease agreement (the “Master Lease Agreement”). The terms of the SPE Lease Agreements and the Master Lease Agreement will be substantially the same on a per-Real Estate Asset basis. The Company shall deliver to each SPE a guaranty for the benefit of such SPE, pursuant to which the Company shall guaranty the full, prompt, and faithful performance by RE LLC of all the covenants, terms, and conditions of the SPE Lease Agreement applicable to such SPE, and any extensions, modifications or renewals thereof, to be performed and kept by RE LLC. The Company shall also deliver to RE LLC a guaranty for the benefit of RE LLC, pursuant to which the Company shall guaranty the full, prompt, and faithful performance by Tenant of all the covenants, terms, and conditions of the Master Lease Agreement, and any extensions, modifications or renewals thereof, to be performed and kept by Tenant.

Immediately prior to the Closing, RE Holdings I, RE Holdings II, RE LLC and each of the SPEs (collectively, the “RE LLC Entities”) will enter into amended and restated operating agreements, in the forms attached to the Real Estate Agreement. Safeway will be the only member of RE Holdings I with the ability to vote on any matters. Each of the RE LLC Entities will have a board of five members, which will include two independent directors. The RE Investor will be admitted to each of the RE LLC Entities as a “Special Non-Economic Member.” As a Special Non-Economic Member, the RE Investor will have certain approval rights relating to the Real Estate Portfolio, Master Lease Agreement, affiliate transactions and the issuance of securities or other instruments that rank pari passu or senior to the Preferred Shares.

Escrow

At the Closing, RE LLC, RE Investor will enter into an escrow agreement with an escrow agent, as Escrow Agent (the “Escrow Agreement”) pursuant to which RE LLC will deposit or cause to be deposited with Escrow Agent, to be held in escrow pending an exercise by RE Investor of the Investor Exchange Right, (a) (i) membership interests certificates of the SPEs, (ii) an instrument of transfer for the transfer of the membership interests in the SPEs to the RE Investor or its designee and (iii) special warranty deeds for the transfer to the RE Investor or its designee of Real Estate Assets (collectively, the “Transfer Instruments”), and (b) cash in the amount of the Cash Escrow Amount, if any. The Escrow Agreement contemplates the deposit of additional Transfer Instruments and cash and the release of Transfer Instruments and cash, from time to time, in connection with the substitution and release mechanics set forth in the Real Estate Agreement and Master Lease Agreement. Following the monetization of SPEs or Real Estate Assets in connection with Investor Exchange Right, any cash and/or Transfer Instruments remaining in escrow will be returned to RE LLC.

As a result of local government offices being closed due to the COVID-19 pandemic, it is anticipated that approximately 40 of the Real Estate Assets that will become part of the Real Estate Portfolio will not have zoning reports (the “Deferred Diligence Assets”) at the Closing. Following the Closing, RE LLC will use commercially reasonable efforts to obtain the zoning reports and provide them to the RE Investor. If within three months after the Closing, RE LLC is unable to obtain a zoning report for any Deferred Diligence Asset or if the official zoning report for a Deferred Diligence Asset shows a material decrease in the value of the Deferred Diligence Asset or its use as a grocery store, then such Deferred Diligence Assets will become “Exchanged Assets” and RE LLC will be required to add new Real Estate Assets (with official zoning reports and appraisals) and/or cash (valued at 150%) to the Real Estate Portfolio, the aggregate appraisal value of which will be greater than or equal to the pre-signing appraised value of all of the Exchanged Assets (assuming that the unofficial zoning reports were correct) and the Transfer Instruments with respect to the Exchange Assets shall be released from escrow and distributed to RE LLC for further distribution to RE Holdings II.

During the term of the Master Lease Agreement, Tenant shall have a right to request a substitution of Real Estate Assets in accordance with the Master Lease Agreement. The Real Estate Assets proposed by Tenant to be added to the Master Lease Agreement must have a then current appraised value equal to or greater than the Real Estate Assets that are proposed to be released from the Master Lease Agreement, provided, that if the then current appraised market value of the proposed substitute property is less than that of the Real Estate Asset proposed to be removed, Tenant shall be deemed to have satisfied this condition if Tenant pays Landlord an amount equal to the difference at or prior to such substitution. Transfer Instruments with respect to any such Real Estate Assets being added to the Master Lease Agreement (and any SPEs formed to hold such Real Estate Assets) and any such case will then be delivered to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement. Concurrently with such deposit into escrow, RE LLC and RE Investor will instruct the Escrow Agent to release to RE LLC the Transfer Instruments with respect to Real Estate Assets that are being substituted out of the Master Lease Agreement, for further distribution as directed by RE LLC. The applicable SPE Lease Agreement and Master Lease Agreement will be terminated with respect to such Real Estate Assets being substituted.

Tenant also has the right to contribute Real Estate Assets to RE LLC to be added to the Master Lease Agreement. Transfer Instruments with respect to any such Real Estate Assets being added to the Master Lease Agreement (and any SPEs formed to hold such Real Estate Assets) will be delivered to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement. In connection with such contributions by Tenant, RE LLC will be permitted to have an amount of cash distributed from escrow such that, after giving effect to such distribution of cash and contribution of such Real Estate Assets, the sum of (i) the appraised value of the Real Estate Portfolio and (ii) the cash remaining in escrow (valued at 150%) shall equal an amount that is greater than or equal to 165% of the Fixed Liquidation Preference of the Preferred Shares then outstanding, plus accrued and unpaid dividends.

Following each occasion on which the Fixed Liquidation Preference on the remaining outstanding Preferred Shares is reduced by at least $583,330,000 (whether as a result of mandatory conversion, optional conversion or a negotiated repurchase for cash), RE LLC will obtain appraisals of the Real Estate Portfolio (the “Distribution Appraisals”) and deliver the Distribution Appraisals to the RE Investor. Following such delivery, RE LLC will have the right to have cash and/or Real Estate Assets released from escrow so long as, following such release from escrow, the sum of (x) the aggregate appraised value (as set forth in the Distribution Appraisals) of the Real Estate Assets whose Transfer Instruments remain in the escrow account plus (y) plus the cash remaining in the escrow account (valued at 150%) would equal an amount that is not less than 165% of the Fixed Liquidation Preference of the remaining outstanding Preferred Shares, plus any accrued and unpaid dividends.

Investor Exchange Right

RE Investor will be allowed to exercise the Investor Exchange Right on or after the date on which any of the following events occurs (each, a “Trigger Date”): (i) the seventh anniversary of the Closing Date, so long as any Preferred Shares are outstanding, (ii) the fourth anniversary of an initial public offering, so long as a Fundamental Change occurs and the related Fundamental Change Stock Price is less than the conversion price, (iii) a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the Company’s credit rating by both Rating Agencies, as a result of which the Company’s credit rating is B- (or Moody’s equivalent) or lower, (iv) the failure of the Company to pay a dividend on the Preferred Shares, which failure continues for 30 days after such dividend’s due date or (v) a Bankruptcy Filing (as defined in the Real Estate Agreement) has occurred.

Within 45 days after a Trigger Date, the RE Investor may elect to notify RE LLC in writing that the RE Investor intends to exercise the Investor Exchange Right (the date of such notice, the “Notice Date”). No later than 30 days after the Notice Date, RE LLC will obtain an appraisal (an “Initial Exchange Appraisal”) for each Real Estate Asset in the Real Estate Portfolio (or use an appraisal that is not less than 90 days old) and deliver the Initial Exchange Appraisals to the RE Investor. Concurrently with the delivery of the Initial Exchange Appraisals to the RE Investor, RE LLC shall notify the RE Investor of the amount of escrowed cash, if any, that RE LLC desires to have distributed to the RE Investor in connection with the exercise of the Investor Exchange Right (the “Cash Distribution Amount”), which shall be valued at 118.18%.

No more than 30 days following the delivery of the Initial Exchange Appraisals, the RE Investor will have the unilateral right to exercise the Investor Exchange Right by delivering to RE LLC and the Escrow Agent a notice directing the Escrow Agent to release from escrow: (i) the Cash Distribution Amount, if any, and (ii) at the RE Investor’s option, (A) Transfer Instruments with respect to the SPEs, selected in the RE Investor’s sole discretion, which collectively own Real Estate Assets having an aggregate appraised value (as set forth in the Initial Exchange Appraisals) equal to not more than (x) 130% of the Real Estate Proceeds Target Amount less (y) the Cash Distribution Amount, if any, multiplied by 118.18% or (B) Transfer Instruments with respect to the such Real Estate Assets. For this purpose, the “Real Estate Proceeds Target Amount” shall be the product of (a) the aggregate Fixed Liquidation Preference of all outstanding Preferred Shares as of immediately prior to the exercise of the Investor Exchange Right (the “Real Estate Settlement”) and (b) 110%, plus an amount equal to any accrued and unpaid dividends on such Preferred Shares as of immediately prior to Real Estate Settlement. As a condition to exercising the Investor Exchange Right, the RE Investor must deliver to RE LLC all outstanding Preferred Shares. The notice to the Escrow Agent will not require RE LLC’s signature.

Upon consummation of the Real Estate Settlement, the SPEs selected by the RE Investor or, in the case of Real Estate Assets selected by the RE Investor, a special purpose entity newly formed by the RE Investor will automatically enter into a master lease with the applicable Tenant substantially the same as the Master Lease Agreement solely with respect to the Real Estate Assets that have been transferred, directory or indirectly to RE Investor and the Master Lease Agreement will be amended to remove such transferred Real Estate Assets. Following the delivery of the release notice by the RE Investor to RE LLC and Escrow Agent, the RE Investor will have 180 days (the “Initial Realization Period”) to sell the SPEs or Real Estate Assets that are released to the RE Investor by the Escrow Agent (the “Owned Sale Properties”).

Real Estate Proceeds (as defined in the Real Estate Agreement) realized by the RE Investor, at any given time, will equal (i) the amount of proceeds realized from the sale of the Sale Properties (as defined below) and/or, in the case of a Failed Auction (as defined below), Retained Properties (as defined below) by the RE Investor minus any taxes and any reasonable associated fees and expenses (including the Broker (as defined below) and any other third-party advisors) incurred by RE Investor in connection with the sale plus (ii) the Cash Distribution Amount plus (iii) the Additional Cash Distribution Amount (as defined below).

If during the Initial Realization Period, bona fide bids indicate aggregate Real Estate Proceeds that are less than the Real Estate Proceeds Target Amount, RE LLC may elect to pay cash to the RE Investor in an amount equal to the shortfall. If RE LLC does not elect to pay the shortfall, the RE Investor will have an additional 90 days (the “Subsequent Realization Period” and together with the Initial Realization Period, if any, the “Realization Period”) to market Owned Sale Properties together with SPEs and/or Real Estate Assets then owned by RE LLC (collectively, the “Sale Properties”).

The RE Investor must engage CBRE, JLL, HFF, Cushman & Wakefield, Eastdil or another full service national commercial real estate brokerage firm reasonably acceptable to RE LLC to act as its broker (the “Broker”) in connection with the monetization of the Sale Properties. The RE Investor will be required to instruct the Broker to structure the sale of the Sale Properties (including the aggregation of the SPE Lease Agreements with master leases) in a manner that would achieve the highest aggregate price for the Sale Properties. During the Realization Period, RE LLC will have consultation rights and provide commercially reasonable assistance to the RE Investor in connection with the RE Investor’s sale of the Sale Properties. Upon the sale of each Sale Property, the buyer will be required to enter into an amended and restated Master Lease Agreement solely with respect to the Sale Properties applicable to such buyer.

During the Realization Period, the RE Investor will have the right to direct the Escrow Agent to release additional Transfer Instruments with respect to SPEs or Real Estate Assets having an aggregate appraised value (as set forth in the Initial Exchange Appraisals) sufficient to provide the RE Investor, additional Real Estate Proceeds, that together with the Real Estate Proceeds previously received and the amount of Real Estate Proceeds to be received from the sale of any remaining Sale Properties then held by the RE Investor, at least equal to, but no more than 130% of the Real Estate Proceeds Target Amount. RE LLC may elect to pay the RE Investor in cash the excess of the Real Estate Proceeds Target Amount over the amount of the Real Estate Proceeds received by RE Investor as of such time (the amount of such cash, the “Additional Cash Distribution Amount”).

Except in the event of a Failed Auction, if RE Investor realizes Real Estate Proceeds in excess of the Real Estate Proceeds Target Amount, then RE Investor shall promptly pay such excess to RE LLC. Except in the event a Failed Auction occurs, in the event that, following the disposition of all Sale Properties, the Real Estate Proceeds are less than the Real Estate Proceeds Target Amount, RE LLC shall promptly pay such shortfall to RE Investor in cash.

If at the conclusion of the Realization Period, the RE Investor has not received bona fide offers for the Sale Properties that would result in the RE Investor receiving Real Estate Proceeds that are at least equal to the Real Estate Proceeds Target Amount (such event a “Failed Auction”), the RE Investor can elect to have released from the escrow account all of the remaining Transfer Instruments with respect to SPEs and/or Real Estate Assets and retain any or all of the Sale Properties (such retained Sale Properties, the “Retained Properties”).

Right of First Offer

If a Failed Auction occurs, during the period beginning on the expiration of the Realization Period and ending on the three year anniversary of the expiration of the Realization Period (the “ROFO Period”), if the RE Investor intends to sell Retained Properties with an aggregate appraised value (as set forth in the Initial Exchange Appraisals) of $250,000,000 or more in a single sale process, RE LLC will have a right of first offer on the Retained Properties proposed to be sold (the “ROFO Properties”). RE LLC shall have 10 days following the receipt of notice by the RE Investor of RE Investor’s intent to sell the ROFO Properties to provide a written offer to the RE Investor to purchase such ROFO Properties for cash, along with a purchase and sale agreement executed by RE LLC and 60 days following the execution by the RE Investor of such agreement to consummate such transaction. If the RE Investor rejects RE LLC’s offer, then the RE Investor shall only be permitted to sell the ROFO Properties to a third-party at a purchase price that is greater than or equal to the purchase price offered by RE LLC. If RE LLC does not submit an offer or does not consummate the transaction within 60 days after the RE Investor executes the purchase and sale agreement, then the RE Investor shall be permitted to sell the ROFO Properties to a third-party at a price determined by the RE Investor in its sole discretion.

If the RE Investor determines, after solicitation of proposals for the ROFO Properties but before acceptance of any such proposals, to exclude Retained Properties from, or add other Retained Properties to the pool of ROFO Properties, it shall notify RE LLC of the revised pool of ROFO Properties (the “Modified ROFO Properties”). RE LLC shall have 5 days following receipt of such notice to provide a written offer to the RE Investor to purchase the Modified ROFO Properties for cash, along with a purchase and sale agreement executed by RE LLC and 60 days following the execution by the RE Investor of such agreement to consummate such transaction. If the RE Investor rejects RE LLC’s offer, then the RE Investor shall only be permitted to sell the Modified ROFO Properties to a third-party at a purchase price that is greater than or equal to the purchase price offered for the Modified ROFO Properties by RE LLC. If RE LLC does not submit an offer or does not consummate the transaction within 60 days after the RE Investor executes the purchase and sale agreement, then the RE Investor shall be permitted to sell the Modified ROFO Properties to a third-party at a price determined by the RE Investor in its sole discretion.

If, during the ROFO Period, the RE Investor consummates one or more third-party sales for Retained Properties and realizes Real Estate Proceeds in excess of the product of (i) the aggregate Fixed Liquidation Preference of all outstanding Preferred Shares as of immediately prior to the Real Estate Settlement and (ii) 115%, plus an amount equal to any accrued and unpaid dividends on such Preferred Shares as of immediately prior to the Real Estate Settlement, the RE Investor shall be required to promptly pay such 50% of such excess to RE LLC. If following such payment, the RE Investor still owns any Retained Properties, then following each sale of a Retained Property to a third-party during the ROFO Period, the RE Investor shall promptly pay to RE LLC 50% of the difference between (i) the proceeds received by the RE Investor as a result of such sale and (ii) any taxes and any reasonable associated fees and expenses (including the Broker and any other third-party advisors) incurred by RE Investor as a result of the sale of such Retained Property. No amounts will be due to RE LLC with respect to any sales of Retained Properties that occur following the expiration of the ROFO Period.

Master Lease Agreement

On the Closing Date, RE LLC, as landlord (together with its successors and assigns, the “Landlord”), and Tenant will enter into the Master Lease Agreement. For so long as RE LLC is the Landlord under the Master Lease Agreement, any consent of the Landlord will also require the approval of RE Investor if approval is required by the RE Investor (in its capacity as a Special Non-Economic Member) pursuant to the amended and restated operating agreement of RE LLC.

The Master Lease Agreement will have a primary term of 20 years (the “Primary Term”) provided that if the RE Investor exercises the Investor Exchange Right, the Primary Term shall be extended to expire on the 20th anniversary of the date which the sale of the selected SPEs or the Real Estate Assets held by such selected SPEs is consummated as contemplated by the Real Estate Agreement. The Primary Term of the Master Lease Agreement shall be followed by up to eight consecutive extension terms of five years each (each an “Option Term”), which may be exercised at Tenant’s option with respect to any or all of the Real Estate Assets subject thereto (each such individual property, a “Leased Property”). The annual rent (“Annual Rent”) payable by Tenant under the Master Lease Agreement during the first year of the Primary Term shall be approximately $179,400,000, payable in equal monthly installments in advance on the first day of each calendar month. Beginning in the second year of the Primary Term, and continuing each year thereafter during the Primary Term and Option Term, Annual Rent with respect to each Leased Property shall increase annually for certain lease years as specified in the Master Lease Agreement; provided, that beginning at a particular Option Term when such Leased Property is at 80% of its useful life, and for each Option Term thereafter for such Leased Property, the Annual Rent for each such Option Term shall be reset to an amount equal to the greater of (i) the Annual Rent with respect to such Leased Property in effect during the immediately preceding lease year, or (ii) one hundred percent (100%) of then fair market value rent for such Leased Property determined as provided in the Master Lease Agreement.

The Master Lease Agreement will be an absolute triple net lease, with the Tenant responsible for all repair, maintenance and real property related taxes and assessments with respect to the Leased Properties. Tenant will be responsible for any and all environmental liability with respect to the Leased Properties, except to the extent caused by the Landlord, the Landlord’s lender or any of their respective affiliates. Tenant will also be responsible for maintaining customary property and liability insurance with respect to the

Leased Properties, and will have the right to self-insure provided the Company satisfies the “Minimum Credit Standard” set forth in the Master Lease Agreement. Tenant will bear the risk of loss in connection with a casualty or condemnation with respect to any of the Leased Properties, other than with respect to a substantial casualty occurring during the last two years of the term of the Master Lease Agreement, or with respect to a substantial condemnation, in which case Tenant has the right to terminate the lease with respect to the effected Leased Property, in which case Annual Rent will be reduced by the amount of Annual Rent payable by the Tenant with respect to such Leased Property.

Under the Master Lease Agreement, Tenant will be permitted to make alterations and improvements to the Leased Properties, provided that certain structural alterations as specified in the Master Lease Agreement will be subject to the approval of the Landlord. Tenant may use the Leased Properties for any lawful use. There is no obligation on the part of Tenant or any of their assignees or sublessees to operate a business on the Leased Properties. Tenant may assign the Master Lease Agreement without the Landlord’s consent (i) to an affiliate of the Company, (ii) in connection with a merger that includes substantially all of the assets of Tenant, reorganization, consolidation or acquisition or sale involving the entirety of Tenant, or (iii) to any entity acquiring all or substantially all of Tenant’s assets, provided that no event of default exists under the Master Lease Agreement. All other assignments of the Master Lease Agreement require the Landlord’s consent. Tenant may sublease the whole or any part of a Leased Property without the Landlord’s consent, subject to compliance with customary requirements.

The Landlord will be permitted to assign the Master Lease Agreement in whole or in part, provided that the Landlord may not assign the Master Lease Agreement to any person, or any person that directly controls, is controlled by, or is under common control with any person (x) whose business consists primarily of the retail sale of food and alcohol for off-premises consumption, drug store or any combination thereof; and (y) who operates such business either nationally operating 150 stores or more or regionally operating 15 stores or more, in each case, excluding, however, financial investors in real property (e.g., pension funds, life insurance companies, equity funds, and other investors or others engaged in making, purchasing, holding or otherwise investing in real property in the ordinary course).

Tenant will have the right from time to time to request that the Landlord substitute for one or more of the individual Leased Properties one or more substitute Leased Properties that satisfy certain criteria set forth in the Master Lease Agreement and subject to the approval of the Landlord, which approval may be withheld in Landlord’s sole discretion. Further, as contemplated under the Real Estate Agreement, additional real properties may be added to, and certain Leased Properties may be removed from, the Master Lease Agreement in accordance therewith.

The events of default under the Master Lease Agreement include, among others, the failure to pay any installment of Annual Rent when due and such failure continuing five days after notice; the failure to pay any other amount payable by Tenant under the Master Lease Agreement on or before the date that is 10 days from receipt of written notice from the Landlord; certain bankruptcy or similar events with respect to the Company or a Tenant; the guaranty by the Company of the Master Lease Agreement ceasing to be in full force and effect; the imposition of liens on the Leased Properties after notice and opportunity to cure; and breaches of certain other covenants under the Master Lease Agreement subject to notice and cure periods. In the event of default by the Tenant beyond expiration of notice and cure period, the landlord may, among other things, terminate the lease, provided that if there are events of default that cannot be cured by payment of money by Tenant to a governmental authority or a third-party, then Tenant may, subject to certain criteria set forth in the Master Lease Agreement and the reasonable approval of the Landlord, effect a substitution of real estate for the affected Leased Property.

Amendment No.  1 to Third Amended and Restated Asset-Based Revolving Credit Agreement

On May 20, 2020, the Company entered into Amendment No. 1 (the “ABL Amendment”) to its Third Amended and Restated Asset-Based Revolving Credit Agreement, dated as of November 16, 2018 (the “ABL Agreement”). Pursuant to the terms of the ABL Amendment, Section 1.01 of the ABL Agreement was amended to amend and restate a definition in its entirety.

The foregoing descriptions of the terms of the Investment Agreement, the Series A-1 Preferred Stock, the Series A Preferred Stock, the Registration Rights Agreement, the Real Estate Agreement, the Master Lease Agreement, the ABL Amendment and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement (and the form of Series A-1 Certificate of Designations, the form of Series A Certificate of Designations and the form of Registration Rights Agreement attached as exhibits thereto), the full text of the Real Estate Agreement (and the form of Master Lease Agreement attached as an exhibit thereto) and the full text of the ABL Amendment, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, with respect to the Investment Agreement, is incorporated into this Item 3.02 by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has agreed to issue Preferred Shares to the Investors and Conversion Shares upon conversion of the Preferred Shares. This issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. The Investors represented to the Company that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Preferred Shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing Preferred Shares or Conversion Shares issued in connection with any future conversion of the Preferred Shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Investment Agreement by and among Albertsons Companies, Inc. and the investors party thereto, dated May 20, 2020.

10.2	Real Estate Agreement by and between ACI Real Estate Company LLC and AL RE Investor Holdings, LLC, dated May 20, 2020.

10.3

Amendment No. 1, dated as of May 20, 2020, to the Third Amended and Restated Asset-Based Revolving Credit Agreement, dated as of November 16, 2018, among Albertsons Companies, Inc., as lead borrower, the subsidiary borrowers and guarantors from time to time party thereto and Bank of America, N.A. as administrative and collateral agent. the lenders from time to time party thereto and Bank of America, N.A. as administrative and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.

Dated: May 27, 2020

	By:	/s/ Robert A. Gordon
Robert A. Gordon
Executive Vice President, General Counsel and Secretary